SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant [ X ]

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[	]	Preliminary Proxy Statement
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[	]	Definitive Proxy Statement
[	]	Definitive Additional Materials
[ X ]		Soliciting Material Under Rule 14a-12
SCS TRANSPORTATION, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

PARCHE, LLC

RCG AMBROSE MASTER FUND, LTD.

RCG HALIFAX FUND, LTD.

RAMIUS MASTER FUND, LTD.

ADMIRAL ADVISORS, LLC

RAMIUS ADVISORS, LLC

RAMIUS CAPITAL GROUP, LLC

C4S & CO., L.L.C.

PETER A. COHEN

MORGAN B. STARK

JEFFREY M. SOLOMON

THOMAS W. STRAUSS

JEFFREY C. SMITH

JEFFREY C. WARD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value and Opportunity Master Fund Ltd. (“Starboard”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with a preliminary filing that Starboard intends to make with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes for the election of its nominees at the 2006 annual meeting of stockholders of SCS Transportation, Inc., a Delaware corporation (the “Company”).

Item 1: On January 12, 2006, Starboard issued the following press release.

STARBOARD VALUE AND OPPORTUNITY MASTER FUND SEEKS TO MAXIMIZE SHAREHOLDER VALUE AT SCS TRANSPORTATION

-Proposes Immediate Sale of Underperforming Jevic Subsidiary-

--Nominates Competing Slate of Directors and Intends to Solicit Votes at Upcoming Annual Meeting --

New York, N.Y., January 12, 2006 -- Starboard Value and Opportunity Master Fund Ltd. (“Starboard”) and its affiliates, collectively a 5.7% owner, and one of the largest shareholders of SCS Transportation, Inc., (NASDAQ: SCST), announced today that it has sent a letter to Herbert A. Trucksess III, the Company’s Chairman and Chief Executive Officer, expressing its belief that SCST shares are significantly undervalued and that a sale of its Jevic subsidiary is the first step to maximize shareholder value.

The letter highlights the following key points:

•	SCST is significantly undervalued and the Board of Directors of SCST has not taken the appropriate steps to correct this situation.
•	The Company’s Jevic subsidiary is non-core to SCST and the Company should immediately pursue a competitive sale process for Jevic to help maximize shareholder value.
•	Starboard expects that Jevic would receive interest from financial buyers in a competitive sale process.
•	A tremendous opportunity exists to build the Saia subsidiary into a best-in-class less-than-truckload (“LTL”) carrier which deserves the full attention of management and the Board of Directors.

In order to ensure that the Company takes the appropriate steps to maximize shareholder value, Starboard intends to solicit votes for a competing slate of Directors at the Company’s 2006 Annual Meeting. The two candidates, Jeffrey C. Ward, a well regarded transportation expert, and Jeffrey C. Smith, Managing Director of Ramius Capital Group, LLC, an affiliate of Starboard, are committed to working with SCST management and the Board of Directors to maximize value for all shareholders.

The letter from Starboard to SCS Transportation, Inc. is available as an exhibit to the Schedule 13-D which was filed today.

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Description of Starboard Value and Opportunity Master Fund Ltd.

Starboard Value and Opportunity Master Fund invests primarily in the securities of U.S. public companies that are believed to be undervalued. Starboard Value and Opportunity Master Fund Ltd. is an affiliate of Ramius Capital Group, LLC.

Description of Ramius Capital Group, LLC

Ramius Capital Group is a registered investment advisor that manages assets of $7.3 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Starboard Value and Opportunity Master Fund Ltd. (“Starboard”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its nominees at the 2006 annual meeting of stockholders of SCS Transportation, Inc., a Delaware corporation (the “Company”).

STARBOARD ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, RCG Ambrose Master Fund, Ltd., RCG Halifax Fund, Ltd., Ramius Master Fund Ltd., Admiral Advisors, LLC, Ramius Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Jeffrey C. Smith and Jeffrey C. Ward (together, the “Participants”).

Information regarding the Participants and their direct or indirect interests will be available in their Schedule 13D that will be jointly filed with the SEC on January 12, 2006.

Media Contact:	Investor Contact:
Micheline Tang	Charlie Koons
Robert Siegfried	Mark Harnett
Kekst and Company	MacKenzie Partners
(212) 521-4800	(212) 929-5500